Exhibit 5

15 March 2012

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195

Re: Air Products and Chemicals, Inc. Deferred Compensation Plan

Ladies and Gentlemen:

This opinion is being submitted in connection with a Registration Statement on Form S-8 (“Registration Statement”) of Air Products and Chemicals, Inc. (the “Corporation”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, related to the registration of: $36,000,000 of deferred compensation obligations (“Deferred Compensation Obligations”) offered pursuant to the Air Products and Chemicals, Inc. Deferred Compensation Plan, as amended (the “Plan”).

I am the Corporate Secretary and Chief Governance Officer of the Corporation. I am familiar with the Registration Statement on Form S-8 filed by the Company on 15 March 2012. In conjunction with the furnishing of this opinion, I have examined the Plan, the Registration Statement, and such other documents of the Company as I deemed necessary or appropriate for purposes of the opinion expressed herein.

Based upon the foregoing I advise you that, in my opinion, when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equity principles.

This opinion speaks as of today’s date and is limited to present statutes, regulations, and judicial interpretations. In rendering such opinion, I assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision, or otherwise or should the Plan be amended, modified, or terminated in accordance with its terms.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement and any amendment thereto.

Very truly yours,

/s/ Mary T. Afflerbach

Mary T. Afflerbach
Corporate Secretary and Chief Governance
Officer

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